UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Detroit Street Trust

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[Advisor Firm’s Logo]

Dear [First Name/Last Name]:

[Advisor Name] at [Advisor’s Firm Name] encourages you to participate in the Joint Special Meeting of Shareholders for your Janus Henderson ETF.

Your vote is needed to approve a new investment advisory agreement to allow Janus Henderson to continue managing your ETF following the proposed acquisition of Janus Henderson by Trian and General Catalyst.

The terms of your ETF’s new advisory agreement are substantially identical to those of your ETF’s current advisory agreements. There is no change in the fee rate payable by your ETF to the adviser.

The Board of Trustees of your ETF unanimously recommends that shareholders vote “FOR” the proposal.

Your vote is very important, please vote today!

Simply use one of the following methods to promptly provide your voting instructions:

1.

Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-855-206-2338 between the hours of 9:00am -10:00pm EST, Monday through Friday and 10:00am – 6:00pm EST Saturday and Sunday.

2.	Vote Online – You can click the link below and follow the online instructions.

CLICK HERE TO VOTE (link will be specific to each holder)

Please vote today. We urge you to submit your vote before May 18th, 2026.

Detailed information on the meeting and the proposals can be found by visiting Janus Detroit Street Trust, SEC Filings.

[Advisor logo]

Dear [First Name/Last Name]:

[Advisor Name] at [Advisor’s Firm Name] encourages you to participate in the Joint Special Meeting of Shareholders for your Janus Henderson ETF.

Your vote is needed to approve a new investment advisory agreement to allow Janus Henderson to continue managing your ETF following the proposed acquisition of Janus Henderson by Trian and General Catalyst.

The terms of your ETF’s new advisory agreement are substantially identical to those of your ETF’s current advisory agreements. There is no change in the fee rate payable by your ETF to the adviser.

The Board of Trustees of your ETF unanimously recommends that shareholders vote “FOR” the proposal.

Your vote is very important, please vote today!

Simply use one of the following methods to promptly provide your voting instructions:

1.

Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-855-206-2338 between the hours of 9:00am -10:00pm EST, Monday through Friday and 10:00am – 6:00pm EST Saturday and Sunday.

2.	Vote Online – You can vote at www.votejhi.com/ETFs. Please have your 16 digit control number ready to vote.

Please vote today. We urge you to submit your vote before May 18th, 2026.

Detailed information on the meeting and the proposals can be found by visiting Janus Detroit Street Trust, SEC Filings.

Dear [Advisor Name],

We encourage you to watch the below video from Michael Schweitzer, regarding an important upcoming shareholder vote for Janus Henderson funds.

[VIDEO THUMBNAIL]

Your partnership is critical in helping ensure a smooth process. We ask that you encourage clients to vote their shares and return their proxy promptly to help avoid additional follow-up communications from our proxy solicitor.

Thank you for your continued trust and confidence in Janus Henderson.